Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
FIRST INDUSTRIAL ANNOUNCES ADDITIONAL
EXPENSE REDUCTIONS
Further Reduction in Organizational and Overhead Costs to Align with Current Economic and Industry Environment
CHICAGO, December 17, 2008 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced additional expense reductions as part of its plan to align costs with the current economic and industry environment.
The additional savings will be achieved through further reduction in corporate and regional office staffing and other overhead costs. As part of these actions, First Industrial will discontinue its European operations.
“We are positioning the Company for the challenging economic and industry environment through additional actions to streamline expenses,” said Ed Tyler, interim chief executive officer. “While the associated organizational changes are not easy, by reducing costs, we are enhancing our overall competitiveness now and for the future.”
The Company now estimates that the total pre-tax charge to earnings will range between $27.3 million and $27.9 million (consisting of between $17.7 million and $18.1 million cash and between $9.6 million and $9.8 million non-cash) as a result of the severance and other costs associated with the staff reductions, recent management changes, and office closing costs. Approximately $14.9 million to $15.1 million of the pre-tax charges and cash expenditures will be paid by the end of the first quarter of 2009, with the balance paid over subsequent periods.
As a result of the modifications to its expense reduction plan, First Industrial is updating its guidance range for 2008 FFO per share/unit to $2.68 to $2.88 ($1.08 to $1.18 under the NAREIT definition) and $1.13 to $1.33 for EPS. In addition, in this press release, First Industrial has not assumed any obligation to, and does not, update our previously announced guidance range for 2009 FFO per share/unit and EPS. First Industrial will provide updated 2009 guidance at the time of its fourth quarter and full year 2008 results announcement and related conference call.
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In addition, the Company announced the resignation of Mike Havala, chief financial officer.
“It has been an incredible journey over the nearly 20 years that I have been part of the team at First Industrial,” said Mr. Havala. “It is now time for me to focus on other things, especially my family.”
Mr. Tyler added, “We greatly appreciate the significant contributions Mike has made to First Industrial over the years and we wish him the very best.”
Scott Musil, chief accounting officer, has been named acting Chief Financial Officer. Mr. Musil has been with First Industrial since 1995, and has led the Company’s public and joint venture accounting, tax, credit and treasury functions, and been involved in public capital markets activities. Mr. Musil earned his bachelor of science in accounting from DePaul University and his masters of business administration from the University of Chicago’s Graduate School of Business.
2008 Guidance

	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	4Q 2008	4Q 2008	Guidance for 2008	Guidance for 2008
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)

Net Income (Loss) Available to Common Stockholders	$(1.04)	$(0.84)	$1.13	$1.33
Add: Real Estate Depreciation/Amortization	0.86	0.86	3.52	3.52
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.07)	(0.07)	(1.97)	(1.97)

FFO (Current Definition)	$(0.25)	$(0.05)	$2.68	$2.88

Less: Economic Gains Excluded Under NAREIT FFO Definition	(0.04)	(0.14)	(1.60)	(1.70)

FFO (NAREIT Definition)	$(0.29)	$(0.19)	$1.08	$1.18

Mr. Tyler concluded, “A number of factors could impact our ability to deliver results in line with our assumptions underlying our updated guidance, such as interest rates, the economies of the United States and Canada, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.”
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across more than 30 markets in the United States and Canada, our local market experts buy, (re)develop, lease, manage and sell industrial properties, including all of the major facility types — bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We continue to receive leading customer service scores from Kingsley Associates, an independent research firm, and in total, we own, manage and have under development nearly 100 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com.
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects include, but are not limited to, changes in: national, international (including trade volume growth), regional and local economic conditions generally and real estate markets specifically, legislation/regulation (including changes to laws governing the taxation of real estate investment trusts), our ability to qualify and maintain our status as a real estate investment trust, availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties, interest rate levels, our ability to maintain our current credit agency ratings, competition, supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas, difficulties in consummating acquisitions and dispositions, risks related to our investments in properties through joint ventures, potential environmental liabilities, slippage in
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development or lease-up schedules, tenant credit risks, higher-than-expected costs, changes in general accounting principles, policies and guidelines applicable to real estate investment trusts, risks related to doing business internationally (including foreign currency exchange risks and risks related to integrating international properties and operations) and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward looking statements, which reflect our outlook only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
Contact:	Art Harmon Director, Investor Relations and Corporate Communications 312-344-4320
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